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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ORACLE HEALTHCARE ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ORACLE HEALTHCARE ACQUISITION CORP.
200 Greenwich Avenue
3rd Floor
Greenwich, Connecticut 06830

TO THE STOCKHOLDERS OF ORACLE HEALTHCARE ACQUISITION CORP.:

        You are cordially invited to attend a special meeting of stockholders of Oracle Healthcare Acquisition Corp. (the "Company") to be held on May 7, 2008. At this meeting, you will be asked to approve the dissolution and Plan of Liquidation of the Company, as contemplated by the Company's amended and restated certificate of incorporation, since the Company will not be able to complete an initial business combination within the required time period for it to do so. Upon dissolution, the Company will, pursuant to a Plan of Liquidation, discharge its liabilities, wind up its affairs and distribute to its stockholders who own shares of the Company's common stock issued as part of the units sold in the Company's initial public offering, who we refer to as the "public stockholders," their respective pro rata portion of the trust account in which the net proceeds of the Company's initial public offering were deposited (the "Trust Account"), as contemplated by the Company's amended and restated certificate of incorporation and the Company's initial public offering prospectus.

        THIS MEETING IS PARTICULARLY SIGNIFICANT IN THAT STOCKHOLDERS MUST APPROVE THE COMPANY'S DISSOLUTION AND LIQUIDATION IN ORDER FOR THE COMPANY TO BE AUTHORIZED TO DISTRIBUTE THE PROCEEDS HELD IN THE TRUST ACCOUNT TO THE COMPANY'S PUBLIC STOCKHOLDERS. IT IS IMPORTANT THAT YOU VOTE YOUR SHARES AT THIS SPECIAL MEETING.

        The Company was incorporated in Delaware on September 1, 2005 as a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the healthcare industry. A registration statement for the initial public offering was declared effective on March 2, 2006. On March 8, 2006, the Company sold 15,000,000 units in its initial public offering, with each unit consisting of one share of common stock, $0.0001 par value per share, and one redeemable common stock purchase warrant. The Company received net proceeds of approximately $113,500,000 from the initial public offering, which were placed in the Trust Account, together with $2,400,000 in underwriting fees which the underwriters agreed to defer until the consummation of our business combination. On March 2, 2006, immediately prior to the initial public offering, two of our founding directors, Larry N. Feinberg and Joel D. Liffmann, each purchased in a private placement 416,667 warrants to purchase common stock, for a combined total of 833,334 warrants, at a price of $1.20 per warrant (an aggregate purchase price of approximately $1,000,000) directly from the Company, which are referred to as the "founding director warrants."

        The initial public offering proceeds held in the Trust Account were to be used in connection with a business combination or to be returned to the Company's public stockholders if an initial business combination was not completed within eighteen months from the consummation of the initial public offering, or within twenty four months if a letter of intent, agreement in principle or definitive agreement relating to a business combination was executed by the Company within such eighteen-month period, all as set forth in the Company's amended and restated certificate of incorporation. The proceeds from the sale of the founding director warrants were held outside of the Trust Account, and have been used by the Company for working capital and general corporate purposes. In furtherance of its corporate purpose, on December 3, 2007, the Company entered into an agreement and plan of merger (sometimes referred to herein as the "merger agreement") with Precision Therapeutics, Inc. ("PTI"), pursuant to which PTI was to be merged (sometimes referred to herein as the "merger") with a wholly owned subsidiary of the Company. The merger agreement was amended on January 24, 2008 and February 25, 2008. On March 4, 2008, the Company's Board of Directors and PTI's Board of Directors mutually agreed to terminate the merger agreement based on the then prevailing market conditions and the difficulty of consummating the merger within the required time frame set forth in the Company's amended and restated certificate of incorporation. The Company's Board of Directors is now proposing the dissolution and Plan of Liquidation because the Company did not consummate a business combination within the required time frame, and the Company is now required to dissolve and liquidate as provided in its amended and restated certificate of incorporation.

        The Plan of Liquidation included in the enclosed proxy statement provides for the discharge of the Company's liabilities and the winding up of its affairs, including distribution to the public stockholders of the principal and accumulated interest in the Trust Account (including the amount representing the deferred portion of the Underwriters' fee held in the Trust Account following the consummation of the Company's initial public offering), less the Company's outstanding debts and obligations not otherwise covered by indemnification, as contemplated by the Company's amended and restated certificate of incorporation. The Company's stockholders who purchased shares of common stock prior to the Company's initial public offering, which consist of the Company's officers and certain directors and their affiliates who purchased an aggregate of 3,750,000 shares (who we refer to as the "initial stockholders"), have waived any interest in any such distribution and will not receive any of it.

        Stockholder approval of the Company's dissolution is required by Delaware law, under which the Company is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of the Company's outstanding common stock will be required to approve the dissolution and Plan of Liquidation. Our Board of Directors has unanimously approved the Company's dissolution, deems it advisable and recommends that you approve the dissolution and Plan of Liquidation. The initial stockholders have advised the Company that they support the Company's dissolution and will vote in favor of its approval. Our Board intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution.

        The Company had accrued and unpaid liabilities of approximately $2,300,000 as of March 26, 2008, including approximately $900,000 of estimated accrued and unpaid federal and state taxes.

        Larry N. Feinberg, our Chairman, and Joel D. Liffmann, our President and Chief Operating Officer, have each agreed on a joint and several basis to be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of (i) the various vendors or other entities for services rendered or products sold to us or (ii) any prospective target business that the Company did not pay, or reimburse, for the fees and expenses of third party service providers to such target which the Company agreed in writing to be liable for, in each case only to the extent the payment of such debts and obligations actually reduces the amount of funds in the Trust Account (or, in the event that such claim arises after the distribution of the Trust Account, to the extent necessary to ensure that the Company's former stockholders other than Messrs. Feinberg and Liffmann are not liable for any amount of such loss, liability, claim, damage or expense). However, Messrs. Feinberg and Liffmann are not liable for approximately $900,000 of the Company's outstanding liabilities as of March 26, 2008. Messrs. Feinberg and Liffmann are required to jointly assume approximately $1,400,000 of liabilities as of March 26, 2008 in accordance with the terms of their indemnification agreements with the Company, which amount may be reduced to the extent the Company has assets outside of the Trust Account that may be used to satisfy such liabilities.

        Messrs. Feinberg and Liffmann have confirmed to the Company that they expect to meet their obligations, and are currently negotiating with the Company's creditors regarding satisfaction of those liabilities, which they expect to complete prior to the special meeting. If they fail to meet their obligations, however, under Delaware law, public stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation up to their pro rata share of the liabilities not so discharged, but not in excess of the total amounts received by them from the Company. Since Messrs. Feinberg's and Liffmann's obligations are not collateralized or guaranteed, the Company cannot assure you that Messrs. Feinberg and Liffmann will perform their obligations, or that stockholders would be able to enforce these obligations.

2

        After careful consideration of all relevant factors, the Company's Board of Directors has unanimously determined that the Company's dissolution is fair to and in the best interests of the Company and its stockholders, has declared it advisable, and recommends that you vote or give instruction to vote "FOR" the dissolution and Plan of Liquidation.

        The Board also recommends that you vote or give instruction to vote "FOR" adoption of the proposal to authorize the Company's Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the Company's dissolution.

        Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Plan of Liquidation and the special meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO READ THIS MATERIAL CAREFULLY AND VOTE YOUR SHARES.

        I look forward to seeing you at the meeting.

Sincerely,
/s/ LARRY N. FEINBERG Larry N. Feinberg Chairman

YOUR VOTE IS IMPORTANT. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

3

ORACLE HEALTHCARE ACQUISITION CORP.
200 Greenwich Avenue
3rd Floor
Greenwich, Connecticut 06830

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 7, 2008

TO THE STOCKHOLDERS OF ORACLE HEALTHCARE ACQUISITION CORP.:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Oracle Healthcare Acquisition Corp., a Delaware corporation (the "Company"), will be held at 10:00 a.m., Eastern time, on May 7, 2008, at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, 10019, for the sole purpose of considering and voting upon proposals to:

  1.
  Approve the dissolution of the Company and the proposed Plan of Liquidation in, or substantially in, the form of Annex A to the accompanying proxy statement; and

  2.
  Authorize the Company's Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

        Under Delaware law and the Company's amended and restated bylaws, no other business may be transacted at the meeting.

        The Board of Directors has fixed the close of business on April 16, 2008 as the date for determining the Company stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of the Company's common stock on that date are entitled to have their votes counted at the special meeting or any adjournment. A list of stockholders entitled to vote at the meeting will be available for inspection at the offices of the Company and at the special meeting.

        Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy obtained from your brokerage firm or bank. YOUR FAILURE TO VOTE OR INSTRUCT YOUR BROKER OR BANK HOW TO VOTE WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE DISSOLUTION AND LIQUIDATION.

        The Company's Board of Directors unanimously recommends that you vote "FOR" approval of each proposal.

Dated: April 16, 2008
By Order of the Board of Directors,

/s/ LARRY N. FEINBERG Larry N. Feinberg Chairman

ORACLE HEALTHCARE ACQUISITION CORP.

200 Greenwich Avenue
3rd Floor
Greenwich, Connecticut 06830

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 7, 2008

PROXY STATEMENT

        A special meeting of stockholders of Oracle Healthcare Acquisition Corp. (the "Company") will be held at 10:00 a.m., Eastern time, on May 7, 2008, at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, 10019. At this important meeting, you will be asked to consider and vote upon proposals to:

  1.
  Approve the dissolution of the Company and the proposed Plan of Liquidation in, or substantially in, the form of Annex A to this proxy statement; and

  2.
  Authorize the Company's Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

        Under Delaware law and the Company's amended and restated bylaws, no other business may be transacted at the meeting.

        This proxy statement contains important information about the meeting and the proposals. Please read it carefully and vote your shares.

        The "record date" for the special meeting is April 16, 2008. Record holders of the Company's common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 18,750,000 outstanding shares of the Company's common stock, of which 15,000,000 were issued in the Company's initial public offering and 3,750,000 were issued to the Company's officers and certain directors and their affiliates before the initial public offering (who we refer to as the "initial stockholders"), and each of which entitles its holder to one vote per proposal at the special meeting. The Company's warrants do not have voting rights.

        This proxy statement is dated April 16, 2008 and is first being mailed to stockholders on or about April 17, 2008.

i

SUMMARY OF THE PLAN OF LIQUIDATION

        At the special meeting, you will be asked to approve the dissolution and Plan of Liquidation of the Company, as contemplated by the Company's amended and restated certificate of incorporation.

        The following describes briefly the material terms of the proposed dissolution and Plan of Liquidation of the Company. This information is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and Plan of Liquidation, but does not include all of the information contained herein and may not contain all of the information that is important to you. To understand fully the dissolution and Plan of Liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the Plan of Liquidation attached as Annex A, in its entirety.

  •
  If the dissolution is approved, we will:

  •
  file a certificate of dissolution with the Delaware Secretary of State;

  •
  adopt a Plan of Liquidation in, or substantially in, the form of Annex A to this proxy statement by Board action in compliance with Delaware law;

  •
  establish a contingency reserve for the satisfaction of any known or potential liabilities, consisting of (i) the indemnification obligations of Messrs. Larry N. Feinberg and Joel D. Liffmann provided to the Company at the time of its initial public offering and (ii) proceeds from the trust account (the "Trust Account") sufficient to cover the Company's known liabilities not otherwise subject to indemnification by Messrs. Feinberg and Liffmann; and

  •
  pay or adequately provide for the payment of our liabilities, including (i) existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the Company's public stockholders in accordance with the Company's amended and restated certificate of incorporation.

  •
  We expect to make a liquidating distribution to the public stockholders from the Trust Account as soon as practicable following the filing of our certificate of dissolution with the Delaware Secretary of State after stockholder approval of the dissolution and Plan of Liquidation and adoption of the Plan of Liquidation by our Board of Directors. The Company and its officers and directors are currently negotiating with the Company's creditors regarding the satisfaction of the Company's other liabilities, which it expects to accomplish, concurrently with such liquidating distribution, with the proceeds of payments made from its contingency reserve, consisting of (i) the indemnification obligations of Messrs. Feinberg and Liffmann and (ii) proceeds from the Trust Account sufficient to cover any known liabilities of the Company not otherwise subject to indemnification by Messrs. Feinberg and Liffmann. As the Company does not have any material assets beyond the proceeds from the Company's initial public offering held in the Trust Account, we do not anticipate that any additional distributions to stockholders will be made. However, the Company intends to pursue any applicable federal or state tax refunds arising out of its recently terminated acquisition and its other business activities from inception through dissolution. To the extent the Company is successful in obtaining such refunds, any funds obtained will be distributed by the Company in accordance with the Plan of Liquidation.

  •
  As a result of the Company's liquidation, for U.S. federal income tax purposes, stockholders will recognize a gain or loss equal to the difference between (i) the amount of cash distributed to them (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) their tax basis in shares of the Company's common stock. You should consult your tax advisor as to the tax effects of the Plan of Liquidation and the Company's dissolution in your particular circumstances.

  •
  Under Delaware law, stockholders will not have dissenters' rights in connection with the dissolution and Plan of Liquidation.

  •
  Under Delaware law, if we distribute to public stockholders the proceeds currently held in the Trust Account, but fail to pay or make adequate provision for our liabilities, each of the Company's public stockholders could be held liable for amounts due to the Company's creditors to the extent of the stockholder's pro rata share of the liabilities not so discharged, but not in excess of the total amount received by such stockholder.

        The Company had accrued and unpaid liabilities of approximately $2,300,000 as of March 26, 2008, including approximately $900,000 of estimated accrued and unpaid federal and state taxes.

        Messrs. Feinberg and Liffmann have each agreed on a joint and several basis to be liable to ensure that the proceeds in the Trust Account are not reduced by claims of (i) various vendors or other entities for services rendered or products sold to us or (ii) any prospective target business that the Company did not pay, or reimburse, for the fees and expenses of third party service providers to such target which the Company agreed in writing to be liable for, in each case only to the extent the payment of such debts and obligations actually reduces the amount of funds in the Trust Account (or, in the event that such claim arises after the distribution of the Trust Account, to the extent necessary to ensure that the Company's former stockholders other than Messrs. Feinberg and Liffmann are not liable for any amount of such loss, liability, claim, damage or expense). However, Messrs. Feinberg and Liffmann are not liable for approximately $900,000 of the Company's outstanding liabilities as of March 26, 2008. Messrs. Feinberg and Liffmann are required to jointly assume approximately $1,400,000 of liabilities as of March 26, 2008 in accordance with the terms of their indemnification agreements with the Company, which amount may be reduced to the extent the Company has assets outside of the Trust Account that may be used to satisfy such liabilities.

        Messrs. Feinberg and Liffmann have each confirmed to the Company that they expect to meet these obligations and are currently negotiating with the Company's creditors regarding satisfaction of the Company's liabilities, which they expect to complete prior to the special meeting. If they fail to meet their obligations, however, under Delaware law, the Company's public stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation up to their pro rata share of the liabilities not so discharged, but not in excess of the total amounts received by them from the Company. Since Messrs. Feinberg's and Liffmann's obligations are not collateralized or guaranteed, the Company cannot assure you that Messrs. Feinberg and Liffmann will perform their obligations, or that stockholders would be able to enforce these obligations.

        If our stockholders do not vote to approve our dissolution and Plan of Liquidation, our Board of Directors will explore what, if any, alternatives are available for the future of the Company. The Board believes, however, that there are no viable alternatives to the Company's dissolution and liquidation pursuant to the Plan of Liquidation.

        After careful consideration of all relevant factors, the Company's Board of Directors has unanimously determined that the dissolution and Plan of Liquidation of the Company are advisable, and are fair to and in the best interests of the Company and its stockholders. The Board has unanimously approved such dissolution and Plan of Liquidation and recommends that you approve them.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains certain forward-looking statements, including statements concerning our expectations, beliefs, plans, objectives and assumptions about the value of the Company's net assets, the anticipated liquidation value per share of the Company's common stock, and the timing and amounts of any distributions of liquidation proceeds to stockholders. These statements are often, but not always, made through the use of words or phrases such as "believe," "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and similar words and phrases. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and includes this statement for purposes of invoking those provisions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or other subjects of such statements, to differ materially from the Company's expectations regarding such matters expressed or implied by those statements. These factors include the risks that we may incur additional liabilities, that the amount required for the settlement of our liabilities could be higher than expected, and that we may not meet the anticipated timing for the dissolution and/or the consummation of the Plan of Liquidation, as well as the other factors set forth under the caption "Risk Factors" and elsewhere in this proxy statement. All of such factors could reduce the amount available for, or affect the timing of, distributions to our stockholders, and could cause other actual outcomes to differ materially from those expressed in any forward-looking statements made in this proxy statement. You should therefore not place undue reliance on any such forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements contained in this proxy statement are reasonable, we cannot guarantee future events or results. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL
MEETING AND THE PLAN

        These questions and answers are only summaries of the matters they discuss. Please read this entire proxy statement.

Q.	What is being voted on?	A.	You are being asked to vote upon proposals to:
•
Approve the dissolution of the Company and the proposed Plan of Liquidation in, or substantially in, the form of Annex A to this proxy statement, which is sometimes referred to as the dissolution proposal; and
•
Authorize the Company's Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the dissolution proposal, which is sometimes referred to as the adjournment proposal. Under Delaware law and the Company's amended and restated bylaws, no other business may be transacted at the special meeting.
Q.	Why is the Company proposing dissolution and Plan of Liquidation?	A.
The Company was incorporated in Delaware on September 1, 2005 as a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the healthcare industry. On March 8, 2006, the Company sold 15,000,000 units in the initial public offering, with each unit consisting of one share of common stock, $0.0001 par value per share, and one redeemable common stock purchase warrant. The Company received net proceeds of approximately $113,500,000 from the initial public offering, which were placed in the Trust Account. On March 2, 2006, immediately prior to the initial public offering, two of our founding directors, Larry N. Feinberg and Joel D. Liffmann, each purchased in a private placement 416,667 warrants to purchase common stock, for a combined total of 833,334 warrants, at a price of $1.20 per warrant (an aggregate purchase price of approximately $1,000,000) directly from the Company. The initial public offering proceeds held in the Trust Account were to be used in connection with a business combination or to be returned to the Company's public stockholders if an initial business combination was not completed within eighteen months from the consummation of the initial public offering, or within twenty four months if a letter of intent, agreement in principle or definitive agreement relating to a business combination was executed by the Company within such eighteen-month period, all as set forth in the Company's amended and restated certificate of incorporation. The proceeds from the sale of the founding director warrants were held outside of the Trust Account, and have been used by the Company for working capital and general corporate purposes. In furtherance of its corporate purpose, on December 3, 2007, the Company entered into an agreement and plan of merger with Precision Therapeutics, Inc. ("PTI"), pursuant to which PTI was to be merged with a wholly owned subsidiary of the Company. The agreement and plan of merger was amended on January 24, 2008 and February 25, 2008 (we refer to such agreement, as so amended, as the "merger agreement"). On March 4, 2008, the Company's Board of Directors and PTI's Board of Directors mutually agreed to terminate the merger agreement based on the then prevailing market conditions and the difficulty of consummating the merger within the required time frame set forth in the Company's amended and restated certificate of incorporation. The Company has failed to complete a business combination within the required time frame, and the Company is now required to dissolve and liquidate as provided in its amended and restated certificate of incorporation.
Q.	How will the liquidation of the Company be accomplished?	A.
The liquidation of the Company will be effected pursuant to the terms of the Plan of Liquidation. The Plan of Liquidation provides for the discharge of the Company's liabilities and the winding up of its affairs, including distribution to the public stockholders of the principal and accumulated interest in the Trust Account (including the amount representing the deferred portion of the underwriters' fee held in the Trust Account following the consummation of the initial public offering), less the Company's outstanding debts and obligations not otherwise covered by indemnification, as contemplated by the Company's amended and restated certificate of incorporation. The Company's stockholders who purchased shares of common stock prior to the Company's initial public offering, which consist of our current officers and certain directors and their affiliates (who we refer to as the "initial stockholders"), have waived any interest in any such distribution and will not receive any of it. Stockholder approval of the Company's dissolution is required by Delaware law, under which the Company is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of the Company's outstanding common stock will be required to approve the dissolution and Plan of Liquidation. Our Board of Directors has unanimously approved the Company's dissolution, deems it advisable and recommends that you approve the dissolution and Plan of Liquidation. The Board intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution and Plan of Liquidation.
Q.	How do the Company's initial stockholders intend to vote their shares?	A.
The Company's officers and certain directors and their affiliates, who purchased an aggregate of 3,750,000 shares prior to the Company's initial public offering, have advised the Company that they support the dissolution and Plan of Liquidation and will vote for their approval, together with approval of the adjournment proposal.
Q.	What vote is required to adopt the proposals?	A.
Approval of the Company's dissolution and Plan of Liquidation will require the affirmative vote of holders of a majority of the Company's outstanding common stock. Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the Company's common stock present or represented by proxy at the special meeting and voting on the proposal.
Q.	Why should I vote for the proposals?	A.
The Plan of Liquidation provides for the distribution to the public stockholders of the principal and accumulated interest of the Trust Account as contemplated by the Company's amended and restated certificate of incorporation, less the Company's debt and other obligations not subject to indemnification by Messrs. Feinberg and Liffmann. Stockholder approval of the Company's dissolution is required by Delaware law, under which the Company is organized, and stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. If the dissolution and Plan of Liquidation is not approved, the Company will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the Trust Account to the public stockholders.
Q.	How much do I get if the dissolution and Plan of Liquidation is approved?	A.
As of March 26, 2008, the Company had approximately $121,025,437 held in the Trust Account. If a liquidation were to have occurred on such date, the Company estimates that the amount held in the Trust Account, less approximately $900,000 to pay the Company's debts and obligations not subject to indemnification, would have been distributed to the public stockholders. Thus, the Company estimates that the total amount available for distribution would have been $120,125,437 million, or approximately $8.01 per share. However, we cannot assure you that the amount actually available for distribution will not be reduced, whether as a result of the claims of additional creditors, the failure of Messrs. Feinberg and Liffmann to satisfy their indemnification obligations, or otherwise. See "Risk Factors."
Q.	What if I do not want to vote for the dissolution and Plan of Liquidation?	A.
If you do not want the dissolution and Plan of Liquidation to be approved, you must abstain, not vote or vote against it. You should be aware, however, that if the dissolution and Plan of Liquidation is not approved, the Company will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the Trust Account to the public stockholders. Whether or not you vote against it, if the dissolution and Plan of Liquidation is approved, all public stockholders will be entitled to share ratably in the liquidation of the Trust Account.
Q.	What happens if the dissolution and Plan of Liquidation is not approved?	A.
The Company's amended and restated certificate of incorporation requires that the Company be dissolved as promptly as practicable after March 8, 2008 if the Company shall have not consummated a qualified business combination as of such date. No such business combination has been completed by the Company. Therefore, it must be dissolved as promptly as practicable. If the dissolution and Plan of Liquidation are not approved, the Company will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the

Trust Account to the public stockholders. If sufficient votes to approve the dissolution and Plan of Liquidation are not available at the special meeting, or if a quorum is not present in person or by proxy, our Board of Directors or our Chairman may seek to adjourn or postpone the meeting to continue to seek such approval.
Q.	If the dissolution and Plan of Liquidation are approved, what happens next?	A.	We will:
• file a certificate of dissolution with the Delaware Secretary of State;
• adopt the Plan of Liquidation by Board action in compliance with Delaware law;
• conclude our negotiations with creditors and pay or adequately provide for the payment of the Company's liabilities;
• distribute the proceeds of the Trust Account to the public stockholders, less the Company's debts and obligations not subject to indemnification; and
• otherwise effectuate the Plan of Liquidation.
Q.	If I am not going to attend the special meeting in person, should I return my proxy card instead	A.
Yes. After carefully reading and considering the information in this proxy statement, please fill out and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.
Q.	What will happen if I abstain from voting or fail to vote?	A.
Abstaining or failing to vote will have the same effect as a vote against the proposed dissolution and Plan of Liquidation. Abstaining or failing to vote will have no effect on the adjournment proposal.
Q.	How do I change my vote?	A.	Deliver a later-dated, signed proxy card to the Company's secretary prior to the date of the special meeting or attend the special meeting in person and vote.
Q.	If my shares are held in "street name," will my broker automatically vote them for me?	A.	No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q.	Can I still sell my shares?	A.
Yes, you may sell your shares at this time. If you sell shares before, or purchase shares after, the record date for the special meeting, you will not be entitled to vote those shares at the special meeting. Delaware law restricts transfers of our common stock once a certificate of dissolution has been filed with the Delaware Secretary of State, which we expect will occur promptly after approval of the Company's dissolution by stockholders at the special meeting. Thereafter and until trading on the OTC Bulletin Board is halted through termination of registration, we believe that any trades of the Company's shares will be tracked and marked with a due bill by the Depository Trust Company.
Q.	Who can help answer my questions?	A.
If you have questions, you may write or call Oracle Healthcare Acquisition Corp., 200 Greenwich Avenue, 3rd Floor, Greenwich, Connecticut 06830, (203) 862-7900, Attention: Mr. Joel D. Liffmann, President and Chief Operating Officer.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

        The Company is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting in connection with the proposed dissolution and Plan of Liquidation of the Company. This proxy statement provides you with information you need to know to vote or instruct your vote to be cast at the special meeting.

        Date, Time and Place.    We will hold the special meeting at 10:00 a.m., Eastern time, on May 7, 2008, at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, 10019, to vote on the proposals to approve the Company's dissolution and Plan of Liquidation and the adjournment proposal.

        Purpose.    At the special meeting, holders of the Company's common stock will be asked to approve the Company's dissolution and Plan of Liquidation and the adjournment proposal.

        The Company's Board of Directors (i) has determined that the proposed dissolution and Plan of Liquidation of the Company are advisable, and are fair to and in the best interests of the Company and its stockholders, (ii) has approved the dissolution and Plan of Liquidation and (iii) recommends that the Company's stockholders vote "FOR" the dissolution and Plan of Liquidation.

        The Board of Directors also recommends that you vote or give instruction to vote "FOR" adoption of the adjournment proposal to permit the Company's Board of Directors, in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the dissolution proposal.

        The special meeting has been called only to consider approval of the proposed dissolution and Plan of Liquidation and the adjournment proposal. Under Delaware law and the Company's amended and restated bylaws, no other business may be transacted at the special meeting.

        Record Date; Who Is Entitled to Vote.    The "record date" for the special meeting is April 16, 2008. Record holders of the Company's common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 18,750,000 outstanding shares of the Company's common stock, of which 15,000,000 were originally issued in the Company's initial public offering and 3,750,000 were held by our initial stockholders who acquired shares of the Company's common stock prior to our initial public offering. Each share of the Company's common stock entitles its holder to one vote per proposal at the special meeting. The Company's warrants do not have voting rights.

        The initial stockholders and their respective assigns have advised the Company that they will vote "FOR" the Company's dissolution and Plan of Liquidation and the adjournment proposal.

        During the ten-day period before the special meeting, the Company will keep a list of holders of record entitled to vote at the special meeting available for inspection during normal business hours at its offices in Greenwich, Connecticut for any purpose germane to the special meeting. The list of stockholders will also be provided and kept at the location of the special meeting for the duration of the special meeting, and may be inspected by any stockholder who is present.

        Quorum; Vote Required.    A majority of the outstanding common stock of the Company, present in person or by proxy, will be required to constitute a quorum for the transaction of business at the special meeting, other than adjournment to seek a quorum. Approval of the Company's dissolution and Plan of Liquidation will require the affirmative vote of holders of a majority of the Company's outstanding common stock. Approval of the adjournment proposal will require the affirmative vote of holders of a majority of the Company's common stock present or represented by proxy at the special meeting and voting on the proposal.

        ABSTAINING FROM VOTING OR NOT VOTING, EITHER IN PERSON OR BY PROXY OR BY VOTING INSTRUCTION, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE DISSOLUTION AND LIQUIDATION PROPOSAL.

        Voting Your Shares.    Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

        You may vote your shares at the special meeting as follows:

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  By signing and returning the enclosed proxy card. If you vote by proxy card, your "proxies," whose names are listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Company's Board "FOR" the dissolution proposal and the adjournment proposal. Votes received after a matter has been voted upon at the special meeting will not be counted.

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  You can attend the special meeting and vote in person. We will give you a ballot at the special meeting. However, if your shares are held in the name of your broker, bank or another nominee, you must present a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

        If you do not vote your shares of common stock in the manner described above, it will have the same effect as voting against the dissolution and Plan of Liquidation and the adjournment proposal.

        Adjournment or Postponement.    If the adjournment proposal is approved at the special meeting, the Company may adjourn or postpone the special meeting if necessary to solicit further proxies. In addition, the Company may adjourn or postpone the special meeting as set forth in the Company's amended and restated certificate of incorporation or amended and restated bylaws or as otherwise permitted by law.

        Questions about Voting.    If you have any questions about how to vote or direct a vote in respect of your common stock, you may call Mr. Joel D. Liffmann, President and Chief Operating Officer, at (203) 862-7900. You may also want to consult your financial and other advisors about the vote.

        Revoking Your Proxy and Changing Your Vote.    If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

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  Delivering another proxy card with a later date;

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  Notifying the Company's secretary at the address of the Company's corporate headquarters in writing before the special meeting that you have revoked your proxy; or

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  Attending the special meeting, revoking your proxy and voting in person.

        If your shares are held in "street name," consult your broker for instructions on how to revoke your proxy or change your vote. If an executed proxy card is returned by a broker or bank holding shares that indicates that the broker or bank does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted on the proposals. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

        Broker Non-Votes.    If your broker holds your shares in its name and you do not give the broker voting instructions, Financial Industry Regulatory Authority (formerly the National Association of Securities Dealers, Inc.) rules prohibit your broker from voting your shares on the dissolution proposal or the adjournment proposal. This is known as a "broker non-vote." Abstentions or broker non-votes will have the same effect as a vote against the dissolution proposal. Abstentions or broker non-votes will not be counted as votes for or against the adjournment proposal as the vote required to approve the adjournment proposal is a majority of the shares present in person or by proxy and entitled to vote.

        No Dissenters' Rights.    Under Delaware law, stockholders are not entitled to dissenters' rights in connection with the Company's dissolution and Plan of Liquidation.

        Solicitation Costs.    The Company is soliciting proxies on behalf of the Company's Board of Directors. This solicitation is being made by mail but the Company and its directors, officers, employees and consultants may also solicit proxies in person or by telephone or other electronic means. These persons will not be paid for doing this.

        The Company has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance desirable. The Company will pay all fees and expenses related to the retention of any proxy solicitation firm.

        The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. The Company will reimburse them for their reasonable expenses.

        Stock Ownership.    Information concerning the holdings of certain of the Company's stockholders is set forth under "Beneficial Ownership of Securities."

RISK FACTORS

        You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the dissolution proposal.

We may not meet the anticipated timing for the dissolution and Plan of Liquidation.

        Promptly following the special meeting, if our stockholders approve the Company's dissolution and Plan of Liquidation, we intend to file a certificate of dissolution with the Delaware Secretary of State and wind up our business promptly thereafter. We expect that we will make the liquidation distribution of the proceeds in the Trust Account to our public stockholders as soon as practicable following the filing of our certificate of dissolution with the Delaware Secretary of State after approval of the dissolution by the stockholders. We do not expect that there will be any additional assets remaining for distribution to stockholders after payment, provision for payment or compromise of our liabilities and obligations. There are a number of factors that could delay our anticipated timetable, including the following:

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  delays in the payment, or arrangement for payment or compromise, of our remaining liabilities or obligations;

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  lawsuits or other claims asserted against us; and

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  unanticipated legal, regulatory or administrative requirements.

We may not be able to settle all of our obligations to creditors.

        We have current and future obligations to creditors. The Plan of Liquidation takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the winding up process, we are attempting to settle these obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations or that they can be settled for the amounts we have estimated. If we are unable to reach agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us. Messrs. Feinberg and Liffmann have each agreed on a joint and several basis to be liable to ensure that the proceeds in the Trust Account are not reduced by claims of (i) various vendors' or other entities' expenses for services rendered or products sold to the Company or (ii) any prospective target business that the Company did not pay, or reimburse, for the fees and expenses of third party service providers to such target which the Company agreed in writing to be liable for, in each case to the extent the payment of such debts and obligations actually reduces the amount of funds in the Trust Account (or, in the event that such claim arises after the distribution of the Trust Account, to the extent necessary to ensure that the Company's former stockholders other than Messrs. Feinberg and Liffmann are not liable for any amount of such loss, liability, claim, damage or expense). However, Messrs. Feinberg and Liffmann are not liable for approximately $900,000 of the Company's outstanding liabilities as of March 26, 2008. If Messrs. Feinberg and Liffmann do not satisfy these obligations, such creditors may seek to recover such claims from the Company's stockholders within three years of the Company's dissolution.

If our reserves for payments to creditors are inadequate, each stockholder may be liable to our creditors for a pro rata portion of their claims up to the amount distributed to such stockholder by us.

        Pursuant to Delaware law, we will continue to exist for three years after the dissolution becomes effective in order to complete the winding up of our affairs. If we fail to provide adequately for all our liabilities, each of our stockholders could be liable for payment to our creditors of the stockholder's pro rata portion of such creditors' claims up to the amount distributed to such stockholder in the liquidation.

We cannot assure you that claims will not be made against the Trust Account, the result of which could impair or delay its distribution to the public stockholders.

        The Company currently has little available funds outside the Trust Account, and must make arrangements with vendors and service providers in reliance on the existing indemnification obligations of Messrs. Feinberg and Liffmann discussed above.

        In addition, the Company's creditors may seek to satisfy their claims from funds in the Trust Account if Messrs. Feinberg and Liffmann do not perform their indemnification obligations. This could further reduce a stockholder's distribution from the Trust Account, or delay stockholder distributions. We believe we have identified all of the Company's liabilities, and do not expect the foregoing to occur.

Recordation of transfers of our common stock on our stock transfer books will be restricted as of the date fixed by the Board for filing the certificate of dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

        After dissolution, Delaware law will prohibit transfers of record of our common stock except by will, intestate succession or operation of law. We believe, however, that after dissolution any trades of shares of our common stock held in "street name" will be tracked and marked with a due bill by the Depository Trust Company.

Our Board of Directors may delay implementation of the Plan of Liquidation, even if dissolution is approved by our stockholders.

        Even if the Company's dissolution is approved by our stockholders, our Board of Directors has reserved the right, in its discretion, to delay implementation of the Plan of Liquidation if it determines that doing so is in the best interests of the Company and its stockholders. The Board is, however, currently unaware of any circumstances under which it would do so.

If our stockholders do not approve the dissolution and Plan of Liquidation, no assurances can be given as to how or when, if ever, amounts in the Trust Account will be distributed to our stockholders.

        The amended and restated certificate of incorporation of the Company provides that the Trust Account proceeds will be distributed to the public stockholders upon the liquidation and dissolution of the Company, and Delaware law requires that the stockholders approve such liquidation and dissolution. If the Company's stockholders do not approve the dissolution and Plan of Liquidation, the Company will not have the requisite legal authority to distribute the Trust Account proceeds to stockholders. In such case, no assurance can be given as to how or when, if ever, such amounts will be distributed.

PROPOSAL 1—THE DISSOLUTION AND PLAN OF LIQUIDATION

        Our Board of Directors is proposing the Company's dissolution and Plan of Liquidation for approval by our stockholders at the special meeting. The Board has unanimously approved the Company's dissolution, declared it advisable and directed that it be submitted for stockholder approval at the special meeting. The Board has also approved the Plan of Liquidation and directed that it be submitted for stockholder approval, and, as required by Delaware law, intends to re-approve it immediately following stockholder approval of the dissolution and Plan of Liquidation and the filing of a certificate of dissolution with the Delaware Secretary of State. A copy of the Plan of Liquidation is attached as Annex A to this proxy statement.

        After approval of the Company's dissolution, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish, among other things, the following:

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  filing a certificate of dissolution with the Delaware Secretary of State and, thereafter, remaining in existence as a non-operating entity for three years;

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  adopting a Plan of Liquidation in, or substantially in, the form of Annex A to this proxy statement by Board action in compliance with Delaware law;

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  establishing a contingency reserve for the satisfaction of known or potential liabilities, consisting of (i) the indemnification obligations of Messrs. Feinberg and Liffmann provided to the Company at the time of the Company's initial public offering and (ii) proceeds from the Trust Account sufficient to cover the Company's known liabilities not otherwise subject to indemnification by Messrs. Feinberg and Liffmann;

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  giving the trustee of the Trust Account notice to commence liquidating the investments constituting the Trust Account and turning over the proceeds to the Company's transfer agent for distribution according to the Plan of Liquidation;

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  as provided in the Plan of Liquidation, paying, or providing for the payment of, our known liabilities in accordance with Delaware law, which liabilities include (i) existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the public stockholders in accordance with the Company's amended and restated certificate of incorporation;

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  if there are insufficient assets to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;

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  winding up our remaining business activities;

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  complying with U.S. Securities and Exchange Commission filing requirements, for so long as we are required to do so; and

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  making tax and other regulatory filings.

        Following dissolution, although it does not currently expect to do so, our Board of Directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Liquidation. In addition, although it does not presently anticipate that it will be necessary to do so since we do not have any material assets outside the Trust Account, the Board will be authorized to establish a liquidating trust to complete the Company's liquidation. The Company intends to pursue any applicable federal or state tax refunds arising out of its recently terminated acquisition and its other business activities from inception through dissolution. To the extent the Company is successful in obtaining such refunds, the proceeds will be applied as follows: first, to satisfy the claims against or obligations of the Company, including claims of various vendors or other entities that are owed money by us for services rendered or products sold to us; and second, the remaining proceeds, if any, will be distributed pro rata to our common stockholders in accordance with our amended and restated certificate of incorporation. Due to the timing and potential uncertainty regarding any such refunds, any such proceeds would be distributed subsequent to the distribution of principal and accumulated interest (net of applicable taxes) of the Trust Account.

        At March 26, 2008, we had $24,000 of cash outside of the Trust Account and approximately $121,025,437 in marketable securities and cash in the Trust Account. In addition, our balance sheet as of December 31, 2007 reflected total liabilities of approximately $37,243,477, of which $363,250 relate to liabilities for services rendered or products sold to the Company, which are subject to indemnification by Messrs. Feinberg and Liffmann, and $0 relate to accrued but unpaid state and federal taxes, which are not subject to indemnification. We currently have net liabilities and obligations that exceed available cash outside the Trust Account by approximately $1,400,000, or $.09 per share. We expect to pay the Company's liabilities in full or, in some cases, in a reduced amount agreed to by the relevant creditor(s) pursuant to negotiations currently in progress. In addition to satisfying these liabilities, we anticipate incurring additional professional, legal and accounting fees in connection with the Company's dissolution and Plan of Liquidation. All cash for the payment of the liabilities relating to services rendered or products sold to the Company, beyond any assets of the Company outside the Trust Account, will be provided by Messrs. Feinberg and Liffmann pursuant to their indemnification undertaking. Approximately $900,000 due for accrued but unpaid state and federal taxes must be paid from proceeds held in the Trust Account, as Messrs. Feinberg and Liffmann have not agreed to indemnify the Company for such liabilities. We believe we have identified all of the Company's liabilities.

        OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED, AND UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR", THE DISSOLUTION AND PLAN OF LIQUIDATION OF THE COMPANY.

        Dissolution under Delaware Law.    Section 275 of the Delaware General Corporation Law provides that a corporation may dissolve upon a majority vote of the board of directors of the corporation followed by a favorable vote of holders of a majority of the outstanding stock entitled to vote. Following such approval, the dissolution is effected by filing a certificate of dissolution with the Delaware Secretary of State. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding up includes:

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  prosecution and defense of any lawsuits;

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  settling and closing of any business;

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  disposition and conveyance of any property;

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  discharge of any liabilities; and

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  distribution of any remaining assets to the stockholders of the corporation.

        Principal Provisions of the Plan.    We will distribute pro rata to our public stockholders all of the proceeds of the Trust Account, less the Company's debts and obligations not otherwise subject to indemnification, which we anticipate will be the only amounts available for distribution to stockholders. Liquidation is expected to commence as soon as practicable after approval of the Company's dissolution by stockholders at the special meeting. We do not anticipate that we will solicit any further votes of our stockholders with respect to the Plan of Liquidation.

        Subject to the payment, or the provision for payment, of our liabilities, we expect to distribute to our public stockholders the amounts to which they are entitled under the Company's amended and restated certificate of incorporation, consisting of the amount of the Trust Account at the record date for the special meeting, less the Company's debts and obligations not otherwise subject to indemnification by Messrs. Feinberg and Liffmann. We do not anticipate making any other distributions to stockholders.

        We will also pay or provide for our known liabilities in accordance with negotiations between the Company and its creditors. Since we do not know of any other liabilities or any facts suggesting that any other liabilities may exist or arise, we intend to establish a contingency reserve, consisting of (i) the indemnification undertakings Messrs. Feinberg and Liffmann provided to the Company at the time of the Company's initial public offering, and (ii) proceeds from the Trust Account sufficient to cover the Company's known liabilities not otherwise subject to indemnification by Messrs. Feinberg and Liffmann, which the Board expects will be sufficient to satisfy actual and potential liabilities. As this contingency reserve will be funded only by (i) an amount of proceeds from the Trust Account sufficient to cover the Company's known liabilities not otherwise subject to indemnification by Messrs. Feinberg and Liffmann and (ii) Messrs. Feinberg and Liffmann pursuant to their indemnification obligations, as and when needed, to discharge the Company's liabilities and obligations relating to claims by vendors or other persons for services rendered or products sold to the Company, we do not believe there will be any net balance of the contingency reserve, after payment, provision for or discharge of all of our liabilities, for distribution to our stockholders.

        The Company had accrued and unpaid liabilities of approximately $2,300,000 as of March 26, 2008, including approximately $900,000 of estimated accrued and unpaid federal and state taxes.

        Messrs. Feinberg and Liffmann have each agreed on a joint and several basis to be personally liable to ensure that the proceeds in the Trust Account are not reduced by claims of (i) various vendors or other entities for services rendered or products sold to the Company or (ii) any prospective target business that the Company did not pay, or reimburse, for the fees and expenses of third party service providers to such target which the Company agreed in writing to be liable for, in each case only to the extent the payment of such debts and obligations actually reduces the amount of funds in the Trust Account (or, in the event that such claim arises after the distribution of the Trust Account, to the extent necessary to ensure that the Company's former stockholders other than Messrs. Feinberg and Liffmann are not liable for any amount of such loss, liability, claim, damage or expense). However, Messrs. Feinberg and Liffmann are not liable for approximately $900,000 of the Company's outstanding liabilities as of March 26, 2008, which amounts will be placed in the contingency reserve from the Trust Account proceeds, and will therefore reduce the amount available for distribution to public stockholders.

        As of March 26, 2008, the Company had approximately $121,025,437 held in the Trust Account. If a liquidation were to have occurred on such date, the Company estimates that the amount held in the Trust Account, less approximately $900,000 for the Company's debts and obligations not subject to indemnification by Messrs. Feinberg and Liffmann, would have been distributed to the public stockholders. Thus, the Company estimates that the total amount available for distribution would have been $120,125,437, or approximately $8.01 per share.

        We will discontinue recording transfers of shares of our common stock on the date of our dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

        Our Conduct Following Approval of the Dissolution and Adoption of the Plan of Liquidation.    Our directors and officers will not receive any compensation, other than reimbursement for expenses, for the duties that each performs in connection with our dissolution or under the Plan of Liquidation. Following approval of our dissolution by our stockholders at the special meeting, our activities will be limited to adopting the Plan of Liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets, and distributing our assets in accordance with the Plan of Liquidation.

        We will indemnify our officers, directors and agents in accordance with our amended and restated certificate of incorporation and amended and restated bylaws for actions taken in connection with winding up of our affairs. Our obligation to indemnify such persons may be satisfied out of our remaining assets, which we expect will be limited to the proceeds of Messrs. Feinberg's and Liffmann's indemnification obligations. The Board and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the Plan of Liquidation. The Board has not determined whether it plans to continue to maintain director's and officers' liability insurance following the dissolution of the Company.

        Contingency Reserve.    We generally are required, in connection with our dissolution, to provide for payment of our liabilities. We intend to pay or provide for payment of all our known liabilities promptly after approval of the Plan of Liquidation, and to set aside a contingency reserve, consisting of (i) the indemnification obligations of Messrs. Feinberg and Liffmann and (ii) proceeds from the Trust Account sufficient to cover the Company's known liabilities not otherwise subject to indemnification by Messrs. Feinberg and Liffmann, that we believe will be adequate to satisfy all of our liabilities. If it is not, a creditor could bring a claim against one or more of our stockholders for each such stockholder's pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the Plan of Liquidation. Once we have established a contingency reserve, we would distribute to stockholders any portion thereof that our Board deems no longer to be required, although because of the nature of our limited assets and liabilities, we do not expect that any such distributions will be made.

        Potential Liability of Stockholders.    Under the Delaware General Corporation Law, in the event we fail to create adequate reserves for liabilities, or should such reserves be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due creditors to the extent of amounts that such stockholder received from us and from any liquidating trust under the Plan of Liquidation. Each stockholder's exposure to liability is limited to his, her or its pro rata portion of the amounts due each creditor and is capped, in any event, at the amount of the distribution actually received by such stockholder. In addition, a creditor could seek an injunction to prevent us from making distributions under the Plan of Liquidation, which could delay and/or diminish distributions to stockholders.

        Stock Certificates.    Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their pro rata share of the Trust Account may be held in trust, without interest and subject to escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

        Exchange Act Registration.    Our common stock, warrants and units trade currently in the over-the-counter market on the OTC Bulletin Board (www.otcbb.com) and are listed for quotation under the trading symbols "OHAQ," "OHAQW" and "OHACU," respectively, although no assurance can be given that such trading will continue. After dissolution, because we will discontinue recording transfers of our common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, the Board intends to apply to terminate the Company's registration and reporting requirements under the Securities Exchange Act of 1934, as amended. If registration is terminated, trading in the common stock on the OTC Bulletin Board would terminate.

        Liquidating Trusts.    Although the Board does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. Any liquidating trust would be evidenced by a trust agreement between the Company and the person(s) the Board chooses as trustee(s).

        Sales of Assets.    The Plan of Liquidation gives the Board the authority to sell all of our remaining assets, although the Company's assets outside the Trust Account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation. We do not expect any material asset sales to occur.

        Absence of Appraisal Rights.    Stockholders are not entitled to appraisal rights in connection with the Company's dissolution and Plan of Liquidation.

        Regulatory Approvals.    We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with our dissolution or the Plan of Liquidation.

        Treatment of Warrants.    There will be no distribution from the Trust Account with respect to the Company's warrants.

        Payment of Expenses.    In the discretion of our Board of Directors, we may pay brokerage, agency, professional and other fees and expenses to any person in connection with the implementation of the Plan of Liquidation.

        Votes Required and Board Recommendation.    Approval of the Company's dissolution and Plan of Liquidation requires the affirmative vote of a majority of the total number of votes entitled to be cast by all shares outstanding on the record date. The holders of common stock will vote on the matter of the approval of the Company's dissolution and Plan of Liquidation, with each holder entitled to one vote per share on the matter.

        The Company's Board of Directors believes that the Company's dissolution and Plan of Liquidation are in the best interests of our stockholders. The Board has unanimously approved the dissolution and unanimously recommends that our stockholders vote "FOR" the dissolution and Plan of Liquidation. Our directors and executive officers, who hold, as of the record date, an aggregate of 3,750,000 outstanding shares of our common stock, have indicated that they will vote "FOR" the dissolution and Plan of Liquidation. See "Beneficial Ownership of Securities."

        Shares represented by proxy cards received in time for the special meeting that are properly signed, dated and returned without specifying choices will be voted "FOR" this proposal and the adjournment proposal.

        Certain U.S. Federal Income Tax Consequences.    The following discussion is a general summary of the material U.S. federal income tax consequences of the Plan of Liquidation to the Company and to current holders of our common stock and warrants originally issued in our initial public offering, who are "United States persons," as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and who hold such shares and warrants as "capital assets," as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the Plan of Liquidation. Tax considerations applicable to a particular stockholder or warrant holder will depend on that stockholder's or warrant holder's individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders or warrant holders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities.

        The discussion is based upon the Code, U.S. Department of the Treasury regulations, rulings of the Internal Revenue Service ("IRS"), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate substantially in accordance with the Plan.

        We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder or warrant holder level.

        STOCKHOLDERS AND WARRANT HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM IN CONNECTION WITH OUR DISSOLUTION AND PLAN OF LIQUIDATION, INCLUDING TAX REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

Consequences to the Company

        The Company may recognize gain or loss on the sale or other taxable disposition of any of its assets pursuant to its liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

Consequences to Stockholders

  Gain or Loss on Liquidation

        Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder's tax basis in the shares of our common stock.

        A stockholder's gain or loss will be computed on a "per share" basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates or for different prices. Each liquidation distribution will be allocated proportionately to each share of stock owned by a stockholder, and will be applied first to recover a stockholder's tax basis with respect to such share of stock. Gain will be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder's tax basis for that share. Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder's tax basis for that share. Any payments by a stockholder in satisfaction of any Company contingent liability not covered by our contingency reserve generally would produce a loss in the year paid. Gain or loss recognized by a stockholder in connection with our liquidation generally will be capital gain or loss, and will be long-term capital gain or loss if the share has been held for more than one year, and short-term capital gain or loss if the share has not been held for more than one year. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to various limitations.

  Liquidating Trusts

        If we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

  Back-Up Withholding

        Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation. The back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder's U.S. federal income tax liability.

Consequences to Warrant Holders

        Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder's tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires). Because the Company failed to consummate a business combination, the Company warrants did not become exercisable and will expire worthless.

PROPOSAL 2—THE ADJOURNMENT PROPOSAL

        The adjournment proposal allows the Company's Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the dissolution and Plan of Liquidation proposal.

        Consequences if the Adjournment Proposal is not Approved.    If an adjournment proposal is presented at the meeting and is not approved by the stockholders, the Company's Board of Directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the dissolution and Plan of Liquidation. In such event, the Company will not be able to dissolve and liquidate.

        Required Vote.    Approval of the adjournment proposal will require the affirmative vote of holders of a majority of the Company's common stock present or represented by proxy at the special meeting and voting on the proposal.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY

        General.    The Company was incorporated in Delaware on September 1, 2005 as a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the healthcare industry. A registration statement for the Company's initial public offering was declared effective on March 2, 2006. On March 8, 2006, the Company sold 15,000,000 units in the initial public offering, with each unit consisting of one share of common stock, $0.0001 par value per share, and one redeemable common stock purchase warrant. The Company received net proceeds of approximately $113,500,000 from the initial public offering, which were placed in the Trust Account. On March 2, 2006, immediately prior to the initial public offering, two of our founding directors, Larry N. Feinberg and Joel D. Liffmann, each purchased in a private placement 416,667 warrants to purchase common stock, for a combined total of 833,334 warrants, at a price of $1.20 per warrant (an aggregate purchase price of approximately $1,000,000) directly from the Company. To date, the Company's efforts have been limited to organizational activities, completion of the Company's initial public offering and the evaluation of possible business combinations. In furtherance of its corporate purpose, on December 3, 2007, the Company entered into the merger agreement with PTI, pursuant to which PTI was to be merged with a wholly owned subsidiary of the Company, with PTI surviving such merger as a wholly owned subsidiary of the Company. The merger agreement was amended on January 24, 2008 and February 25, 2008. On March 4, 2008, the Company's Board of Directors and PTI's Board of Directors mutually agreed to terminate the merger agreement based on the then prevailing market conditions and the difficulty of consummating the merger within the required time frame set forth in the Company's amended and restated certificate of incorporation.

        Offering Proceeds Held in Trust.    The Company received net proceeds of approximately $113,500,000 from the Company's initial public offering consummated on March 8, 2006, which were placed in the Trust Account. The initial public offering proceeds held in the Trust Account were to be used in connection with a business combination or to be returned to the Company's public stockholders if an initial business combination was not completed within eighteen months from the consummation of the initial public offering, or within twenty four months if a letter of intent, agreement in principle or definitive agreement relating to a business combination was executed by the Company within such eighteen-month period, all as set forth in the Company's amended and restated certificate of incorporation. The proceeds from the sale of the founding director warrants were held outside of the Trust Account, and have been used by the Company for working capital and general corporate purposes.

        Because the Company did not complete a business combination within the required time frame set forth in the Company's amended and restated articles of incorporation, the Company is presenting the dissolution and Plan of Liquidation proposal at the special meeting as more fully set forth in this proxy statement and, if such proposal is approved, the Company will be dissolved and, in accordance with the Plan of Liquidation, will distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the Trust Account, inclusive of any interest, less any of the Company's outstanding debts and obligations not otherwise indemnified by Messrs. Feinberg and Liffmann. The Company's initial stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the initial public offering. There will be no distribution from the Trust Account with respect to the Company's warrants.

        Facilities.    The Company does not own any real estate or other physical properties. The Company's headquarters are located at 200 Greenwich Avenue, 3rd Floor, Greenwich, Connecticut 06830. The cost of this space is included in the $7,500 per month fee Oracle Investment Management, Inc., an affiliate of Mr. Feinberg, charges us for general and administrative services pursuant to a letter agreement between us and Oracle Investment Management, Inc. The Company

believes that its office facilities are suitable and adequate for its business as it is presently conducted. The Company believes that based on rents and fees for similar services in the Greenwich, Connecticut area, the fee which is charged by Oracle Investment Management, Inc. is at least as favorable as we could have obtained from an unaffiliated third party.

        As of March 26, 2008, the Company had approximately $121,025,437 held in the Trust Account. If a liquidation were to have occurred on such date, the Company estimates that the amount held in the Trust Account, less approximately $900,000 to pay the Company's debts and obligations not subject to indemnification, would have been distributed to the public stockholders. Thus, the Company estimates that the total amount available for distribution would have been $120,125,437 million, or approximately $8.01 per share. However, we cannot assure you that the amount actually available for distribution will not be reduced, whether as a result of the claims of additional creditors, the failure of Messrs. Feinberg and Liffmann to satisfy their indemnification obligations, or otherwise.

        Employees.    The Company has five directors and two executive officers. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to the Company's affairs. The Company has no employees.

        Periodic Reporting and Audited Financial Statements.    The Company has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act of 1934, the Company's annual reports will contain financial statements audited and reported on by the Company's independent accountants. The Company has filed an annual report on Form 10-K with the Securities and Exchange Commission covering the fiscal year ended December 31, 2007.

        Legal Proceedings.    There are no pending legal proceedings to which the Company is a party.

BENEFICIAL OWNERSHIP OF SECURITIES

        As of April 14, 2008, the Company's officers and certain members of the Company's Board of Directors and their affiliates, all of whom became stockholders prior to the Company's initial public offering, beneficially owned and were entitled to vote 3,750,000 shares, or 20%, of the Company's common stock. The following table sets forth information with respect to the beneficial ownership of the Company's common stock, as of April 14, 2008, by its officers, directors and each person known to the Company to be the beneficial owner of more than 5% of any class of its voting securities:

	Beneficial ownership of Oracle common stock
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Class
Larry N. Feinberg(2)(3)	2,374,999	12.7%
LNF OHAC LLC(4)	937,500	5.0%
Oracle Healthcare Holding LLC(4)	1,437,499	7.7%
Joel D. Liffmann(2)(5)	937,500	5.0%
JDL OHAC LLC(6)	937,380	5.0%
Mark A. Radzik(7)	375,000	2.0%
Granite Creek Partners, L.L.C.(8)	375,000	2.0%
George W. Bickerstaff, III(2)	62,501	*
Kevin C. Johnson(2)(9)	—	—
Per G. H. Lofberg(2)(10)	—	—
Andrew M. Weiss, Ph.D.(11) 29 Commonwealth Avenue, 10th Floor Boston, MA 02116	3,640,900	19.4%
Jonathan Glaser(12) 11601 Wilshire Blvd, Suite 2180 Los Angeles, CA 90025	1,543,641	8.2%
Daniel B. Zwirn(13) c/o D.B. Zwirn & Co., L.P. 745 Fifth Avenue, 18th Floor New York, NY 10151	1,461,500	7.8%
HBK Investments L.P.(14) 300 Crescent Court, Suite 700 Dallas, TX 75201	1,372,764	7.3%
The Baupost Group, L.L.C.(15) 10 St. James Avenue, Suite 2000 Boston, MA 02116	1,106,300	5.9%
Adage Capital Partners GP, L.L.C.(16) 200 Clarendon Street, 52nd Floor Boston, MA 02116	987,500	5.3%
All directors and executive officers as a group (six individuals)	3,750,000	20.0%

*
Less than 1%.

(1)
Unless otherwise noted in the footnotes below, the business address of each of the individuals and entities is 200 Greenwich Avenue, 3rd Floor, Greenwich, Connecticut 06830.

(2)
Each of the noted individuals is a director of the Company.

(3)
Mr. Feinberg is the Chairman of the Company's board of directors. Pre-merger beneficial ownership includes 937,500 and 1,437,499 shares held by LNF OHAC LLC and Oracle Healthcare Holding LLC, respectively. Does not include 416,667 shares of Company common stock issuable upon exercise of the warrants sold to Mr. Feinberg prior to the Company's initial public offering that become exercisable upon the date of the consummation of the merger.

(4)
LNF OHAC LLC and Oracle Healthcare Holding LLC are managed by Larry N. Feinberg, as the managing member. Larry N. Feinberg may be deemed to be the beneficial owner of the shares of common stock held by LNF OHAC LLC and Oracle Healthcare Holding LLC.

(5)
Includes 937,380 shares held by JDL OHAC LLC. Does not include 416,667 shares of Company common stock issuable upon exercise of the warrants sold to Mr. Liffmann prior to the Company's initial public offering that become exercisable upon consummation of the merger.

(6)
JDL OHAC LLC is managed by Joel D. Liffmann, as the managing member. Joel D. Liffmann may be deemed to beneficially own the shares owned by JDL OHAC LLC.

(7)
Includes 375,000 shares held by Granite Creek Partners, L.L.C. See footnote (8) below.

(8)
Mark A. Radzik, the Company's chief financial officer and secretary, is a managing member of Granite Creek Partners, L.L.C. Mark A. Radzik may be deemed to beneficially own the shares owned by Granite Creek Partners, L.L.C.

(9)
For purposes of Section 16, Kevin C. Johnson, one of the Company's directors, may be deemed the beneficial owner of 62,499 shares of Company common stock held of record as of the date hereof by Oracle Healthcare Holding LLC. Mr. Johnson holds non-voting membership units in Oracle Healthcare Holding LLC, which is managed by Larry N. Feinberg, as the managing member. Mr. Johnson disclaims any beneficial ownership of such shares of Company common stock held of record by Oracle Healthcare Holding LLC, except to the extent of his indirect pecuniary interest therein, and shall not be deemed an admission that he is the beneficial owner of such securities for purposes of Section 16 or for any other purposes. In addition, because the membership units of Oracle Healthcare Holding LLC held by Mr. Johnson have no voting rights, he does not have any right to vote or dispose of the shares of Company common stock held by Oracle Healthcare Holding LLC.

(10)
For purposes of Section 16, Per G. H. Lofberg, one of the Company's directors, may be deemed the beneficial owner of 62,500 shares of Company common stock held of record as of the date hereof by Oracle Healthcare Holding LLC. Mr. Lofberg holds non-voting membership units in Oracle Healthcare Holding LLC, which is managed by Larry N. Feinberg, as the managing member. Mr. Lofberg disclaims any beneficial ownership of such shares of Company common stock held of record by Oracle Healthcare Holding LLC, except to the extent of his indirect pecuniary interest therein, and shall not be deemed an admission that he is the beneficial owner of such securities for purposes of Section 16 or for any other purposes. In addition, because the membership units of Oracle Healthcare Holding LLC held by Mr. Lofberg have no voting rights, he does not have any right to vote or dispose of the shares of Company common stock held by Oracle Healthcare Holding LLC.

(11)
Information based on Schedule 13G/A filed by Andrew M. Weiss, Ph.D., Weiss Asset Management, LLC and Weiss Capital, LLC on April 4, 2008 and Form 4's filed by each of Mr. Weiss and Weiss Asset Management, LLC on April 10, 2008. Mr. Weiss is deemed to beneficially own 3,640,900 shares of Company common stock. Weiss Asset Management, LLC is deemed to beneficially own 2,508,799 shares of Company common stock. Weiss Capital, LLC is deemed to beneficially own 894,801 shares of Company common stock. Mr. Weiss is the managing member of both Weiss Asset Management, LLC and Weiss Capital, LLC.

(12)
Information based on Schedule 13G/A filed by Jonathan Glaser, JMG Capital Management, Inc., JMG Capital Management, LLC, Daniel Albert David, Roger Richter, Pacific Assets Management, LLC and Pacific Capital Management, Inc. on February 14, 2008. As disclosed in such Schedule 13G/A, JMG Capital Management, LLC and Pacific Assets Management, LLC are investment advisors. Mr. Glaser is the control person of JMG Capital Management, Inc. and JMG Capital Management, LLC. Mr. Glaser, Mr. David and Mr. Richter are control persons of Pacific Assets Management, LLC and Pacific Capital Management, Inc.

(13)
Information based on Schedule 13G/A filed by D.B. Zwirn & Co., L.P., D.B. Zwirn Special Opportunities Fund, Ltd., D.B. Zwirn Special Opportunities Fund, L.P., DBZ GP, LLC, Zwirn Holdings, LLC and Daniel B. Zwirn on January 28, 2008. As disclosed in such Schedule, D.B. Zwirn Special Opportunities Fund, Ltd. owns 847,666 shares of Company common stock and D.B. Zwirn Special Opportunities Fund, L.P. owns 613,834 shares of Company common stock. Daniel B. Zwirn is the managing member of and thereby controls Zwirn Holdings, LLC, which in turn is the managing member of and thereby controls DBZ GP, LLC, which in turn is the general partner of and thereby controls D.B. Zwirn & Co., L.P. which is the manager of the two funds. D.B. Zwirn & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC and Daniel B. Zwirn are deemed beneficial owners of 1,461,500 shares of Company common stock.

(14)
Information based on Schedule 13G/A filed by HBK Investments, L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC and HBK Master Fund L.P. on February 8, 2008. Each are deemed to beneficially own 1,372,764 shares of Company common stock.

(15)
Information based on Schedule 13G/A filed by The Baupost Group, L.L.C., SAK Corporation and Seth A. Klarman on February 12, 2008. SAK Corporation is the Manager of The Baupost Group, L.L.C. and Seth A. Klarman is the sole director of SAK Corporation and controlling person of The Baupost Group, L.L.C.

(16)
Information based on Schedule 13G filed by Adage Capital Partners, LP, Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Philip Gross and Robert Atchinson on October 16, 2006. Each are deemed to beneficially own 987,500 shares of Company common stock.

        Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the Company's common stock beneficially owned by them.

        All of the 3,750,000 shares of the Company's common stock owned by the Company's directors, executive officers and initial stockholders have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement. During the escrow period, the holders of these shares will not be able to sell their securities, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. None of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to our initial public offering.

STOCKHOLDER PROPOSALS

        Whether or not the dissolution is approved, the Company does not expect to have an annual meeting of stockholders after the special meeting. Therefore, we are not providing instructions as to how stockholders can make proposals for future meetings.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

        Pursuant to the rules of the Securities and Exchange Commission, the Company and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, the Company will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that the Company deliver single copies of such documents in the future. Stockholders may notify the Company of their requests by calling or writing us at our principal executive offices at 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830.

WHERE YOU CAN FIND MORE INFORMATION

        The Company files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

        You may read and copy reports, proxy statements and other information filed by the Company with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.

        You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

        The Company files its reports, proxy statements and other information electronically with the SEC. You may access information on the Company at the SEC web site containing reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

        Information and statements contained in this proxy statement or any annex are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to or incorporated by reference into this document.

        This proxy statement incorporates important business and financial information about the Company that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. If you would like such information or additional copies of this proxy statement, or if you have questions about the Plan of Liquidation, you should contact:

Joel D. Liffmann
President and Chief Operating Officer
200 Greenwich Avenue
3rd Floor
Greenwich, CT 06830
(203) 862-7900

ANNEX A

PLAN OF LIQUIDATION
OF
ORACLE HEALTHCARE ACQUISITION CORP.
(A DISSOLVED DELAWARE CORPORATION)

        This Plan of Liquidation of Oracle Healthcare Acquisition Corp. (the "Company") is dated this [                        ] day of [                        ], 2008.

        WHEREAS, the dissolution of the Company was duly authorized by its Board of Directors (the "Board") and stockholders, and the Company was dissolved on [                                    ], 2008 by the filing of a Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware;

        WHEREAS, the Company elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the "DGCL");

        WHEREAS, the Company has paid or otherwise satisfied or made provision for all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the Company, other than the following:

          1.     Fees and expenses in connection with legal, accounting and other professional services rendered prior to the date hereof and liabilities and obligations for federal and state income taxes, all as shown on the Company's unaudited interim financial statements at and for the period ending [                                    ], 2008, and liabilities and obligations incurred or to be incurred after such date, including for federal and state income taxes and fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and Plan of Liquidation of the Company and the winding-up of its business and affairs; and

          2.     The Company's obligations to holders (the "Public Stockholders") of its common stock issued and sold in its initial public offering (the "IPO") to distribute the proceeds of the trust account in which the net proceeds of the IPO (including the deferred portion of the underwriters' fee) were deposited (the "IPO Trust Account"), less the estimated amount of any accrued and unpaid federal and state taxes, in connection with the dissolution and Plan of Liquidation of the Company as provided in the Company's amended and restated certificate of incorporation and its IPO prospectus;

        WHEREAS, there are no pending actions, suits or proceedings to which the Company is a party;

        WHEREAS, there are no facts known to the Company indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of dissolution; and

        WHEREAS, Messrs. Larry N. Feinberg and Joel D. Liffmann have each reaffirmed, and by their respective adoption of this Plan of Liquidation do hereby each reaffirm their respective obligations to be personally liable to ensure, on a joint and several basis, that the proceeds in the IPO Trust Account are not reduced by the claims of (i) various vendors or other entities for services rendered or products sold to the Company or (ii) any prospective target business that the Company did not pay, or reimburse, for the fees and expenses of third party service providers to such target which the Company agreed in writing to be liable for, in each case only to the extent the payment of such debts and obligations actually reduces the amount of funds in the IPO Trust Account (or, in the event that such claim arises after the distribution of the IPO Trust Account, to the extent necessary to ensure that the Company's former stockholders other than Messrs. Feinberg and Liffmann are not liable for any amount of such loss, liability, claim, damage or expense), provided, however, that for the avoidance of doubt, Messrs. Feinberg and Liffmann shall not be liable hereunder for the amount of any accrued and unpaid federal or state taxes;

        NOW THEREFORE, the Company hereby adopts the following Plan of Liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

          1.     PAYMENT OF LIABILITIES AND OBLIGATIONS. The Company shall, as soon as practicable following the adoption of this Plan of Liquidation by the Board after the filing of a Certificate of Dissolution of the Company in accordance with Delaware law, (a) pay or provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor the liabilities, obligations, fees and expenses described in paragraph 1 of the third recital above and (b) pay in full the obligations described in paragraph 2 of such third recital.

          2.     CONTINGENCY RESERVE. The Company shall retain the indemnification obligations to the Company referred to in the sixth recital above as provision for and as a reserve against any and all claims against, and obligations of, the Company.

          3.     AUTHORITY OF OFFICERS AND DIRECTORS. The Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of the Company shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to the Company's stockholders in connection with the adoption of this Plan of Liquidation. Adoption of this Plan of Liquidation by holders of a majority of the voting power represented collectively by the outstanding shares of the Company's common stock shall constitute the approval of the Company's stockholders of the Board's authorization of the payment of any such compensation.

          The adoption of this Plan of Liquidation by the holders of the Company's common stock shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable: (a) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (b) to sell, dispose, convey, transfer and deliver the assets of the Company; (c) to satisfy or provide for the satisfaction of the Company's obligations in accordance with Section 281(b) of the DGCL; and (d) to distribute all of the remaining assets of the Company to the holders of the Company's common stock in complete cancellation or redemption of its stock.

          4.     CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and Plan of Liquidation provided for by this Plan of Liquidation.

          5.     RECOVERY OF ASSETS. In the event that the Company (or any trustee or receiver for the Company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of the Company in accordance with and subject to the terms of the Company's amended and restated certificate of incorporation and the DGCL, and further subject to such terms and conditions as the Board of Directors of the Company (or any trustee or receiver for the Company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the Company (or any trustee or receiver for the Company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

          6.     PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company's officers or members of the Board provided by the Company pursuant to its amended and restated certificate of incorporation and amended and restated bylaws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board for services rendered to the Company.

          In addition, in connection with and for the purpose of implementing and assuring completion of this Plan of Liquidation, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan of Liquidation.

          7.     INDEMNIFICATION. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its amended and restated certificate of incorporation and amended and restated bylaws and any contractual arrangements, for actions taken in connection with this Plan of Liquidation and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company's obligations hereunder, including without limitation directors' and officers' liability coverage.

          8.     LIQUIDATING TRUST. The Board may, but is not required to, establish and distribute assets of the Company to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company's property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

          9.     LIQUIDATING DISTRIBUTIONS. Liquidating distributions shall be made from time to time after the adoption of this Plan of Liquidation in accordance with the Company's amended and restated certificate of incorporation to the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution of the Company, of outstanding shares of common stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that, in the opinion of the Board, adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in

  Section 12 below, distributions made pursuant to this Plan of Liquidation shall be treated as made in complete liquidation of the Company within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

          10.   AMENDMENT OR MODIFICATION OF PLAN OF LIQUIDATION. If for any reason the Board determines that such action would be in the best interests of the Company, it may amend or modify this Plan of Liquidation and all action contemplated thereunder, notwithstanding stockholder approval of this Plan of Liquidation, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify this Plan of Liquidation under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

          11.   CANCELLATION OF STOCK AND STOCK CERTIFICATES. Following the dissolution of the Company, the Company shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

          12.   LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan of Liquidation shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code. This Plan of Liquidation shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

          13.   FILING OF TAX FORMS. The appropriate officers of the Company are authorized and directed, within 30 days after the effective date of this Plan of Liquidation, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan of Liquidation and the carrying out thereof.

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V   FOLD AND DETACH HERE AND READ THE REVERSE SIDE   V

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PROXY

ORACLE HEALTHCARE ACQUISITION CORP.
200 GREENWICH AVENUE
3RD FLOOR
GREENWICH, CONNECTICUT 06830

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ORACLE HEALTHCARE ACQUISITION CORP.

        The undersigned stockholder of Oracle Healthcare Acquisition Corp. (the "Company") acknowledges receipt of the Notice of Special Meeting of Stockholders of the Company and hereby appoints Joel D. Liffman and Mark Radzik, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on April 16, 2008 at the Special Meeting of Stockholders to be held on May 7, 2008, and any postponement or adjournment thereof.

        THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

        THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

ORACLE HEALTHCARE ACQUISITION CORP.

Vote Your Proxy by mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

V   FOLD AND DETACH HERE AND READ THE REVERSE SIDE   V

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PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.	Please mark your votes like this	☒
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	TO APPROVE THE DISSOLUTION OF THE COMPANY AND THE RELATED PLAN OF LIQUIDATION IN, OR SUBSTANTIALLY IN, THE FORM SUBMITTED TO STOCKHOLDERS AT OR PRIOR TO THE SPECIAL MEETING.	☐	☐	☐	2.
						TO AUTHORIZE THE COMPANY'S BOARD OF DIRECTORS OR ITS CHAIRMAN, IN THEIR DISCRETION, TO ADJOURN OR POSTPONE THE SPECIAL MEETING IF NECESSARY FOR FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE ORIGINALLY SCHEDULED TIME OF THE SPECIAL MEETING TO APPROVE THE FOREGOING PROPOSAL.	☐	☐	☐
							COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.

QuickLinks

ORACLE HEALTHCARE ACQUISITION CORP. 200 Greenwich Avenue 3rd Floor Greenwich, Connecticut 06830
ORACLE HEALTHCARE ACQUISITION CORP. 200 Greenwich Avenue 3rd Floor Greenwich, Connecticut 06830 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MAY 7, 2008
ORACLE HEALTHCARE ACQUISITION CORP. 200 Greenwich Avenue 3rd Floor Greenwich, Connecticut 06830 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MAY 7, 2008 PROXY STATEMENT
TABLE OF CONTENTS
SUMMARY OF THE PLAN OF LIQUIDATION
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PLAN
GENERAL INFORMATION ABOUT THE SPECIAL MEETING
RISK FACTORS
PROPOSAL 1—THE DISSOLUTION AND PLAN OF LIQUIDATION
PROPOSAL 2—THE ADJOURNMENT PROPOSAL
INFORMATION ABOUT THE COMPANY
BENEFICIAL OWNERSHIP OF SECURITIES
STOCKHOLDER PROPOSALS
DELIVERY OF DOCUMENTS TO STOCKHOLDERS
WHERE YOU CAN FIND MORE INFORMATION
  ANNEX A
PLAN OF LIQUIDATION OF ORACLE HEALTHCARE ACQUISITION CORP. (A DISSOLVED DELAWARE CORPORATION)